Exhibit 99.1

CONSENT OF CASSEL SALPETER & CO., LLC

Concord Acquisition Corp

477 Madison Avenue, 22nd Floor

New York, NY 10022

Attention: Board of Directors

RE:	Proxy Statement of Concord Acquisition Corp (“Concord”) / Prospectus of Circle Acquisition Public Limited Company (“Circle”), which forms part of the Registration Statement on Form S-4 of Circle (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 7, 2021, to the Board of Directors of Concord as Annex D to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION,” “PROPOSAL NO. 1 – THE BUSINESS COMBINATION – Background of the Business Combination,” “PROPOSAL NO. 1 – THE BUSINESS COMBINATION – Recommendation of the Concord Board of Directors and Reasons for the Business Combination,” and “PROPOSAL NO. 1 – THE BUSINESS COMBINATION – Opinion of Financial Advisor to Concord’s Board of Directors.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: August 6, 2021

Cassel Salpeter & Co., LLC

/s/ Cassel Salpeter & Co., LLC